     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 1998


                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           ARBOR SOFTWARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           7372                          77-0277772
  (STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
      OF INCORPORATION OR          CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)
          ORGANIZATION)

                              1344 CROSSMAN AVENUE
                          SUNNYVALE, CALIFORNIA 94809
                                 (408) 744-9500
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JOHN M. DILLON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           ARBOR SOFTWARE CORPORATION
                              1344 CROSSMAN AVENUE
                          SUNNYVALE, CALIFORNIA 94809
                                 (408) 744-9500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

              ROBERT V. GUNDERSON, JR., ESQ.                                   JOHN A. BURGESS, ESQ.
                 STEVEN M. SPURLOCK, ESQ.                                     HAL J. LEIBOWITZ, ESQ.
                 GUNDERSON DETTMER STOUGH                                        HALE AND DORR LLP
           VILLENEUVE FRANKLIN & HACHIGIAN, LLP                                   60 STATE STREET
                  155 CONSTITUTION DRIVE                                    BOSTON, MASSACHUSETTS 02109
               MENLO PARK, CALIFORNIA 94025                                       (617) 526-6000
                      (650) 321-2400

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:
    As promptly as practicable after this Registration Statement becomes effective and the effective time of the merger (the "Merger") of a wholly owned subsidiary of Arbor Software Corporation with and into Hyperion Software Corporation, as described in the Agreement and Plan of Merger, dated as of May 25, 1998, attached as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with the DGCL, the Registrant's Restated Certificate of Incorporation contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Article IX of the Registrant's Restated Certificate of Incorporation and
Article VII, Section 6 of Registrant's Amended and Restated Bylaws provide for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

     The Registrant has entered into indemnification agreements with each director and executive officer which provide indemnification to such directors and executive officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


    EXHIBIT
      NO.                                   DESCRIPTION
    -------                                 -----------
    2.1++       --  Agreement and Plan of Merger dated as of May 25, 1998 among
                    Hyperion Software Corporation, the Registrant and HSC Merger
                    Corp. (included as Appendix A to the Joint Proxy
                    Statement/Prospectus included in Part I of this Registration
                    Statement).
    3.1*        --  Restated Certificate of Incorporation of the Registrant as
                    currently in effect.
    3.2+        --  Restated Certificate of Incorporation of the Registrant to
                    be filed upon approval by the stockholders of Registrant
                    pursuant to the Arbor Merger Proposal contained in Part I of this Registration Statement.
    3.3*        --  Amended and Restated Bylaws of the Registrant as currently in effect.

    EXHIBIT
      NO.                                   DESCRIPTION
    -------                                 -----------
    3.4+        --  Amended and Restated Bylaws of the Registrant to be
                    effective upon approval by the stockholders of Registrant
                    pursuant to the Arbor Merger Proposal contained in Part I of this Registration Statement.
    4.1*        --  Specimen certificate of the Registrant's Common Stock.
    5.1+        --  Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
                    Hachigian, LLP.
    8.1++       --  Tax Opinion of Gunderson Dettmer Stough Villeneuve Franklin
                    & Hachigian, LLP.
    8.2++       --  Tax Opinion of Hale and Dorr LLP.
    23.1++      --  Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                    Hachigian, LLP (Reference is made to Exhibits 5.1 and 8.1).
    23.2++      --  Consent of Hale and Dorr LLP (Reference is made to Exhibit
                    8.2).
    23.3++      --  Consent of Price Waterhouse LLP.
    23.4+++     --  Consent of Ernst & Young LLP.
    23.5++      --  Consent of Morgan Stanley & Co. Incorporated (Reference is
                    made to Exhibit 99.3).
    23.6++      --  Consent of Goldman, Sachs & Co.
    24.1++      --  Power of Attorney.
    99.1+       --  Form of Registrant's Proxy Card.
    99.2+       --  Form of Hyperion's Proxy Card.
    99.3++      --  Opinion of Morgan Stanley & Co. Incorporated dated as of May
                    25, 1998 (included as Appendix B to the Joint Proxy
                    Statement/Prospectus included in Part I of this Registration
                    Statement).
    99.4++      --  Opinion of Goldman, Sachs & Co. dated as May 25, 1998
                    (included as Appendix C to the Joint Proxy
                    Statement/Prospectus included in Part I of this Registration
                    Statement).


---------------
  * Incorporated by reference to such exhibit as filed in the Registrant's Registration Statement on Form S-1, filed on November 6, 1995 (File No. 33-97098), as amended.

  + To be filed by Amendment.


 ++ Previously filed.



+++ Filed herewith.


     (b) Financial Statement Schedules

         Not Applicable

ITEM 22. UNDERTAKINGS

     Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 19, 1998.


                                          ARBOR SOFTWARE CORPORATION

                                          By:      /s/ JOHN M. DILLON
                                            ------------------------------------
                                                       John M. Dillon
                                             President, Chief Executive Officer
                                                 and Chairman of the Board



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                          NAME                                        TITLE                   DATE
                          ----                                        -----                   ----
                   /s/ JOHN M. DILLON                     President, Chief Executive     June 19, 1998
--------------------------------------------------------    Officer and Chairman of the
                     John M. Dillon                         Board (Principal Executive
                                                            Officer)

                 /s/ STEPHEN V. IMBLER                    Senior Vice President and      June 19, 1998
--------------------------------------------------------    Chief Financial Officer
                   Stephen V. Imbler                        (Principal Financial and
                                                            Accounting Officer)

                   /s/ MARK W. PERRY*                     Director                       June 19, 1998
--------------------------------------------------------
                     Mark W. Perry

                 /s/ JEFFREY R. RODEK*                    Director                       June 19, 1998
--------------------------------------------------------
                    Jeffrey R. Rodek

                  /s/ ANN L. WINBLAD*                     Director                       June 19, 1998
--------------------------------------------------------
                     Ann L. Winblad

                *By: /s/ JOHN M. DILLON
  ---------------------------------------------------
                     John M. Dillon
                   (Attorney-in-Fact)

                                 EXHIBIT INDEX


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
 2.1++   --Agreement and Plan of Merger dated as of May 25, 1998
         among Hyperion Software Corporation, the Registrant and HSC
         Merger Corp. (included as Appendix A to the Joint Proxy
         Statement/Prospectus included in Part I of this Registration
         Statement).
 3.1*    --Restated Certificate of Incorporation of the Registrant as
         currently in effect.
 3.2+    --Restated Certificate of Incorporation of the Registrant to
         be filed upon approval by the stockholders of Registrant
         pursuant to the Arbor Merger Proposal contained in Part I of this Registration Statement.
 3.3*    --Amended and Restated Bylaws of the Registrant as currently in effect.
 3.4+    --Amended and Restated Bylaws of the Registrant to be
         effective upon approval by the stockholders of Registrant
         pursuant to the Arbor Merger Proposal contained in Part I of this Registration Statement.
 4.1*    --Specimen certificate of the Registrant's Common Stock.
 5.1+    --Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
         Hachigian, LLP.
 8.1++   --Tax Opinion of Gunderson Dettmer Stough Villeneuve
         Franklin & Hachigian, LLP.
 8.2++   --Tax Opinion of Hale and Dorr LLP.
23.1++   --Consent of Gunderson Dettmer Stough Villeneuve Franklin &
         Hachigian, LLP (Reference is made to Exhibits 5.1 and 8.1).
23.2++   --Consent of Hale and Dorr LLP (Reference is made to Exhibit
         8.2).
23.3++   --Consent of Price Waterhouse LLP.
23.4+++  --Consent of Ernst & Young LLP.
23.5++   --Consent of Morgan Stanley & Co. Incorporated (Reference is
         made to Exhibit 99.3).
23.6++   --Consent of Goldman, Sachs & Co.
24.1++   --Power of Attorney.
99.1+    --Form of Registrant's Proxy Card.
99.2+    --Form of Hyperion's Proxy Card.
99.3++   --Opinion of Morgan Stanley & Co. Incorporated dated as of
         May 25, 1998 (included as Appendix B to the Joint
         Proxy/Prospectus included in Part I of this Registration
         Statement).
99.4++   --Opinion of Goldman, Sachs & Co. dated as of May 25, 1998
         (included as Appendix C to the Joint Proxy/Prospectus
         included in Part I of this Registration Statement).


---------------
  * Incorporated by reference to such exhibit as filed in the Registrant's Registration Statement on Form S-1, filed on November 6, 1995 (File No. 33-97098), as amended.

  + To be filed by Amendment.


 ++ Previously filed.



+++ Filed herewith.